EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-104904, Form S-3 No. 333-91064 and Form S-8/S-3 No. 333-56762) of our report dated February 20, 2004, with respect to the consolidated financial statements and schedule of Opsware Inc., included in the Annual Report (Form 10-K) for the year ended January 31, 2004, filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG LLP

San Jose, California

April 15, 2004